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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Micro General Corporation:

We consent to the use of our report dated January 15, 1999 relating to the balance sheet of LD Exchange.com, Inc. as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the period January 15, 1997 (inception) to December 31, 1997.

                                                       /s/ KPMG LLP
                                                       -----------------------
                                                       KPMG LLP

Orange County, California
January 29, 1999